U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                         Securities Exchange Act of 1934


                                 August 28, 2006
                Date of report (Date of earliest reported event)

                         Commission File Number 0-51414


                               LUCAS ENERGY, INC.
                 (Name of small business issuer in its charter)

          Nevada                                               98-0417780
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                         3000 Richmond Avenue, Suite 400
                                Houston, TX 77040
                    (Address of principal executive offices)

                                 (713) 528-1881
                     (Telephone number, including area code)


                               James J. Cerna, Jr.
                              520 S. El Camino Real
                                   Suite #432
                               San Mateo, CA 94402
                    Phone: (650) 343-4535 Fax: (650) 240-0259
            (Name, address and telephone number of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Accordingly, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include those risk factors set forth in this report. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                    INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 8, 2006, Lucas Energy, Inc. (the "Company" or "Lucas Energy") entered into a series of agreements entitled "Asset Backed Medium Term Note, 14.5% Coupon, Payable Quarterly"; "Securities Purchase Agreement"; "Security Agreement"; and "Borrower's Affidavit"; (collectively referred to hereafter as the "Loan Documents") with two non-affiliate lenders which have previously invested funds into the Company. The loan proceeds were used to acquire nine oil & gas properties owned by an independent operator in Gonzales and Karnes counties Texas, which are also collateral for the loan transaction. The seller of the oil properties is a non-affiliate of the Company and the transaction was negotiated at arms' length.

The Loan Documents required that the lenders provide an aggregate minimum loan amount of $2,300,000.00 up to a maximum of $3,000,000.00. The minimum loan amount was funded and paid to Lucas Energy through escrow on August 8, 2006, and was subsequently used to acquire the nine oil properties. The lenders are secured creditors under the terms of the Loan Documents and have senior mortgages on the oil leases acquired with the loan proceeds. In addition, the lenders have a security interest in all of the Company's assets as additional collateral for the loans. The Company issued a total of 720,000 shares of its restricted common stock as additional consideration to the lenders and the seller of the oil leases.

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The loan is repayable by the Company on a quarterly basis, with interest accruing and calculated quarterly, with interest due and payable as a quarterly "coupon". The term of the loan matures on February 3, 2008, when all principal is due and payable. The Loan Documents provide for numerous contingencies and terms relating to events of default. The Loan documents provide that upon an event of default, as defined therein, the lenders shall have various remedies, including increased interest rates, foreclosure on the Company's assets, collectively or individually which collateralize the loan and payment of expenses.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective on August 8, 2006, the Company acquired leases, wells and equipment on nine oil properties in Texas. The oil leases were acquired from the Wilson Oil & Gas company, in Texas for $2,750,000.00. Lucas Energy paid $2,200,000 in cash and 220,000 shares of the Company's restricted common stock valued at $2.50 a share. Wilson Oil & Gas is a non-affiliate to the Company and will retain a small royalty interest averaging 2% in the well production.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On August 8, 2006, the Company became obligated on a direct financial obligation material to the Registrant in the form of the Loan Documents. The Loan Documents require that the Company pay quarterly interest payments and require that the principal balance of $2,300,000.00 be paid on or before February 3, 2008. Pursuant to the terms of the Loan Documents, all of the Company's assets including the leases themselves, are collateral for the loan. Upon an event of default and failure to cure within the prescribed time, the lenders may foreclose upon the collateral and seek to recover the full amount of any unpaid interest, principal and costs.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the loan transaction, the Company issued 720,000 shares of its restricted common stock to the lenders and the seller of the oil leases. These shares are restricted securities as defined by Rule 144 of the Securities Act of 1933, as amended and must be held for a minimum of one year, unless registered with the Commission.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 28, 2006                   LUCAS ENERGY, INC.


                                        By: /s/ James J. Cerna, Jr.
                                            --------------------------------
                                            James J. Cerna, Jr., President


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